Exhibit 21

Subsidiaries of
The Manitowoc Company, Inc. (WI)

1	Appliance Scientific, Inc.	(Delaware)
2	Beleggingsmaatsch appli Interbu BV	(Netherlands)
3	Berisford (Jersey) Ltd.	(Channel Islands)
4	Berisford (Overseas) Limited	(United Kingdom)
5	Berisford Holdings Limited	(United Kingdom)
6	Berisford Property Development (USA) Ltd.	(New York)
7	Boek-en Offsetdrukkerij Kuyte B.V.	(Netherlands)
8	Cadillion GmbH	(Germany)
9	Charles Needham Industries Inc.	(Texas)
10	Cleveland Range Ltd.	(Canada)
11	Cleveland Range, LLC	(Delaware)
12	Convotherm Elecktrogerate GmbH	(Germany)
13	Convotherm India Private Limited	(India)
14	Convotherm Singapore PTE LTD	(Singapore)
15	Cross Lane Holdings Ltd.	(Channel Islands)
16	Delfield Company, LLC, The	(Delaware)
17	Enodis Corporation	(Delaware)
18	Enodis Foodservice Equipment (Shanghai) Co. Ltd.	(China)
19	Enodis Group Holdings, US Inc.	(Delaware)
20	Enodis Group Limited.	(United Kingdom)
21	Enodis Hanover	(United Kingdom)
22	Enodis Holdings Inc.	(Delaware)
23	Enodis Holdings Ltd.	(United Kingdom)
24	Enodis Industrial Holdings Limited	(United Kingdom)
25	Enodis International Ltd.	(United Kingdom)
26	Enodis Investments Ltd.	(United Kingdom)
27	Enodis Limited (UK) Enodis (Domestication) LLC	(Delaware)
28	Enodis Maple Leaf Ltd.	(United Kingdom)
29	Enodis Nederland B.V.	(Netherlands)
30	Enodis Oxford	(United Kingdom)
31	Enodis Property Development Ltd.	(United Kingdom)
32	Enodis Property Group Ltd.	(United Kingdom)
33	Enodis Regent	(United Kingdom)
34	Enodis Strand Ltd.	(United Kingdom)
35	Enodis Technology Center, Inc.	(Delaware)
36	Fabristeel (M) Sdn Bhd	(Malaysia)
37	Fabristeel Private Limited	(Singapore)
38	Fo Shan Manitowoc Foodservice Co.	(China)
39	Frymaster LLC	(Louisiana)
40	Garland Commercial Industries, LLC	(Delaware)
41	Garland Commercial Ranges Ltd	(Canada)
42	Glenluce Ltd.	(Isle of Man)
43	Grove Cranes S.L.	(Spain)
44	Grove Europe Pension Trustees Limited	(United Kingdom)

45	Grove U.S. LLC	(Delaware)
46	H. Tieskens Beheer B.V	(Netherlands)
47	H. Tieskens Exploitatie B.V	(Netherlands)
48	Inducs AG	(Switzerland)
49	Kysor Business Trust	(Delaware)
50	Kysor Holdings, Inc.	(Delaware)
51	Kysor Industrial Corporation	(Michigan)
52	Kysor Industrial Corporation	(Nevada)
53	Kysor Nevada Holding Corporation	(Nevada)
54	Landis Holdings LLC	(Delaware)
55	Liftlux Potain GmbH	(Germany)
56	Manitowoc (Bermuda) Ltd.	(Bermuda)
57	Manitowoc (China) Foodservice Co., Ltd.	(China)
58	Manitowoc (Mauritius) Ltd.	(Mauritius)
59	Manitowoc Asia Global Sourcing	(China)
60	Manitowoc Beverage Systems Ltd.	(United Kingdom)
61	Manitowoc Brasil Guindastes Ltda	(Brazil)
62	Manitowoc Cayman Islands Funding Ltd.	(Cayman Islands)
63	Manitowoc Company Foundation, The	(Michigan)
64	Manitowoc CP, Inc.	(Nevada)
65	Manitowoc Crane Companies, LLC (MCG)	(Wisconsin)
66	Manimex, S.A. de C. V.	(Mexico)
67	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
68	Manitowoc Crane Group (Brazil)	(Brazil)
69	Manitowoc Crane Group (UK) Limited	(United Kingdom)
70	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
71	Manitowoc Crane Group Australia Pty Ltd.	(Australia)
72	Manitowoc Crane Group Chile Limitada	(Chile)
73	Manitowoc Crane Group CIS	(Russia)
74	Manitowoc Crane Group Columbia, S.A.S.	(Columbia)
75	Manitowoc Crane Group France SAS or MCG France SAS	(France)
76	Manitowoc Crane Group Germany GmbH	(Germany)
77	Manitowoc Crane Group Holding Germany Gmb	(Germany)
78	Manitowoc Crane Group Ibéria Sl	(Spain)
79	Manitowoc Crane Group Inc.	(Philippines)
80	Manitowoc Crane Group Italy Srl or MCG Italy Srl	(Italy)
81	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
82	Manitowoc Crane Group M-E (FZE)	(Dubai, UAE)
83	Manitowoc Crane Group Mexico, S. de R.L. de C.V.	(Mexico)
84	Manitowoc Crane Group Netherlands B.V.	(Netherlands)
85	Manitowoc Crane Group Poland Sp	(Poland)
86	Manitowoc Crane Group Portugal Ltda	(Portugal)
87	Manitowoc Crane Group Slovakia SRO	(Slovak Republik)
88	Manitowoc Crane Group U.S. Holding, LLC	(Tennessee)
89	Manitowoc Cranes, LLC	(Wisconsin)
90	Manitowoc Credit (China) Leasing Company Limited	(China)
91	Manitowoc Deutschland GmbH	(Germany)
92	Manitowoc EMEA Holding SARL	(France)
93	Manitowoc Equipment Works, Inc.	(Nevada)
94	Manitowoc Europe Limited	(United Kingdom)

95	Manitowoc Foodservice (Luxembourg) Sarl	(Luxembourg)
96	Manitowoc Foodservice Asia Pacific Private Limited	(Singapore)
97	Manitowoc Foodservice Companies, LLC	(Wisconsin)
98	Manitowoc Foodservice Iberia, SAU	(Spain)
99	Manitowoc Foodservice UK Limited	(United Kingdom)
100	Manitowoc FP, Inc.	(Nevada)
101	Manitowoc France SAS	(France)
102	Manitowoc FSG Holding, LLC	(Delaware)
103	Manitowoc FSG International Holdings, Inc.	(Nevada)
104	Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V.	(Mexico)
105	Manitowoc FSG Mexico, SRL de C.V.	(Mexico)
106	Manitowoc FSG Operations, LLC	(Nevada)
107	Manitowoc FSG Services, LLC	(Wisconsin)
108	Manitowoc FSG U.S. Holding, LLC	(Delaware)
109	Manitowoc Funding LLC	(Nevada)
110	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
111	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
112	Manitowoc Holding Asia SAS	(France)
113	Manitowoc Holding Germany LLC & Co. KG	(Germany)
114	Manitowoc Holdings (Netherlands Antilles) B.V.	(Netherlands Antilles)
115	Manitowoc India Private Limited	(India)
116	Manitowoc MEC, Inc.	(Nevada)
117	Manitowoc Potain	(United Kingdom)
118	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
119	Manitowoc Re-Manufacturing, LLC	(Wisconsin)
120	Manitowoc TJ, SRL de C.V.	(Mexico)
121	Manitowoc Worldwide Holdings (France) SAS	(France)
122	Manitowoc Worldwide Holdings (France) SCS	(France)
123	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
124	Manston Ltd. (BVI)	(United Kingdom)
125	McCann's Engineering & Manufacturing Co., LLC	(California)
126	Merrychef Limited	(United Kingdom)
127	MMG Holding Co., LLC	(Nevada)
128	MTW County Limited (UK) MTW County (Domestication) LLC	(Delaware)
129	Potain GmbH	(Germany)
130	Potain India Pvt. Ltd.	(India)
131	Potain Technik GmbH	(Germany)
132	S&W Berisford Ltd.	(United Kingdom)
133	Shanghai Fabristeel Foodservice International Trade Co. Ltd.	(China)
134	Shanghai Manitowoc International Trading Co., Ltd	(China)
135	The Manitowoc Company, Inc. (MTW)	(Wisconsin)
136	TRUpour Ltd.	(Ireland)
137	Waterroad Company Limited	(United Kingdom)
138	Welbilt Corporation	(Delaware)
139	Welbilt Holding Company	(Delaware)
140	Welbilt Manufacturing (Thailand) Ltd.	(Thailand)
141	Welbilt Walk-Ins LP	(Delaware)
142	Westran Corporation	(Michigan)
143	Whitlenge Acquisition Ltd.	(United Kingdom)
144	Whitlenge Drink Equipment Ltd.	(United Kingdom)

145	Zhang Jia Gang Manitowoc Crane Trading Co. Ltd.	(China)